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                                                                    EXHIBIT 10.8

                      Communication Technology Advisors LLC
                          18 Corporate Woods Boulevard
                                   Third Floor
                             Albany, New York 12211
                    Phone (518) 462-2632o Fax (518) 462-3045

April 19, 2002

Via Facsimile

Globix Corporation
139 Centre Street
New York, New York 10013
Attention:        Peter L. Herzig
                  Chief Executive Officer

Dear Peter:

         The purpose of this letter is to confirm the understanding and agreement (the "Agreement") of Globix Corporation (the "Company" or "Globix") to engage Communication Technology Advisors LLC ("CTA") as a consultant to the Company, under the terms and conditions herein.

         1. Engagement. CTA is being engaged to act as the Office of the Chief Restructuring Officer. As such, CTA will perform the following services (the "Services") as may be requested by the Company's Board of Directors:

            a) Assist senior management with the overall implementation of the
               Company's business plan;

            b) Assist senior management with the operations of the Company, including review and recommendations with respect to the Company's sales and marketing efforts and network improvements and maintenance, and monitoring operating performance of the Company's monthly operating results;

            c) Review with, and make recommendations to, senior management with respect to the financial condition of the Company, including monitoring revenue levels, assisting with the reduction of liabilities and reviewing capital expenditures;

            d) Provide advice and assistance with respect to customer and vendor relations of the Company;

            e) Assessing and making recommendations to senior management with respect to strategic direction and alternatives for the Company;

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Globix Corporation
April 19, 2002
Page 2

            f) Provide advice and assistance with regard to general industry and competitive conditions in the business areas in which the Company operates; and

            g) Provide such other business advice and assistance as may be reasonably requested by the Board of Directors during the terms hereof.

CTA shall perform the Services contemplated hereunder in a good and workmanlike manner.

         2. Term. The term of the engagement contemplated by this Agreement (the "Term") shall commence on April 19, 2002 (the "Commencement Date") and end on October 31, 2002, unless earlier terminated in accordance herewith. Any prior written agreement between the Company and CTA are terminated as of April 19, 2002.

         3. Fees and Expenses. The Company shall pay CTA a monthly fee of $65,000 beginning on Commencement Date for the term of the engagement. An initial payment of $86,666.67 shall be payable contemporaneously with the execution of this Agreement by wire transfer in accordance with written instructions delivered by CTA to the Company, and shall cover the period from Commencement Date through May 31, 2002. All subsequent monthly fees are due in advance on the 1st day of the month through wire transfer, beginning with June 1, 2002.

               In addition to the monthly fees contemplated by the foregoing paragraph, upon the Company achieving the Success Milestone (as defined below), CTA shall also be entitled to a success fee (the "Success Fee") equal to $1,500,000. The Success Fee shall be payable in cash as soon as practicable following the achievement by the Company of the Success Milestone. Notwithstanding any termination of this Agreement, if, during the six-month period following such termination, the Success Milestone is achieved by the Company, CTA shall be entitled to the Success Fee as if this Agreement was still in effect. For purposes of this Agreement, "Success Milestone" shall mean that the Company shall have (i) achieved the results outlined in the 90-Day Operating Plan adopted by the Company and attached hereto as Exhibit A, and (ii) consummated a sale, merger or a material strategic transaction (as determined by the Board of Directors). Should the Company exercise its right to terminate this Agreement as set forth herein, for a period of six month following such termination, any Success Milestone achieved by the Company shall entitle CTA to the Success Fee as if this Agreement was still in effect. The provisions of this paragraph shall survive any termination of this Agreement in accordance with the terms hereof.

         In addition to the monthly fees and the Success Fee contemplated above, the Company shall reimburse CTA for all reasonable out-of-pocket expenses incurred by CTA in connection with CTA's obligations under this Agreement upon presentation to the Company of appropriate supporting documentation relating to such expenses. All expense reimbursement hereunder shall be made to CTA within a commercially reasonable time period upon the presentation of such documentation to the Company.

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Globix Corporation
April 19, 2002
Page 3

         4. Independent Contractor. CTA shall serve as an independent contractor to the Company and as such shall be responsible for all tax payments, estimated tax payments or other tax liabilities, as required for itself and each consultant and employee. CTA hereby expressly acknowledges and agrees that (a) it and each of its consultants and employees is an independent contractor and is not an employee of the Company, and (b) neither this Agreement nor any action taken pursuant to this Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that CTA or any consultant or employee of CTA is an employee of the Company or has any rights as an employee of the Company.

         5. Confidentiality. CTA agrees not to use any Confidential Information (defined below) or disclose any Confidential Information to anyone other than employees, principals, consultants, attorneys and other professionals of CTA who have acknowledged this confidentiality covenant and agree to be bound by it. This confidentiality covenant shall be effective on the date hereof and shall survive the termination of this Agreement. For purposes of this Consulting Agreement, "Confidential Information": is (a) information contained in any materials delivered to CTA pursuant to this Agreement, and (b) information which relates to the Company's business affairs or that of any of its affiliates, but does not include any information otherwise publicly available through no act or failure to act on the part of CTA.

         6. Termination. This Agreement may be terminated prior to the end of the Term hereof and the rights and remedies of the parties upon such termination shall be as set forth in this section. Either party (the "Non-defaulting Party") may terminate this Agreement upon a material breach of this Agreement by the other party (the "Defaulting Party") if such material breach is not cured by the Defaulting Party within ten (10) days of its receipt of written notice regarding such breach from the Non-defaulting Party. Other than termination as a result of a material breach by CTA, the Company may terminate this Agreement only by giving written notice to CTA of the Company's intention to terminate this Agreement accompanied by payment of all billed and unpaid amounts due hereunder from the Company to CTA for Services rendered through the date of termination, plus all reimbursable amounts for which CTA has delivered to the Company an invoice on or before the termination date (all unbilled amounts shall be billed promptly, but shall not have a bearing on the termination). Not later than 30 days following the termination date, CTA shall provide the Company with an itemized invoice for (A) the number of months remaining in the Term hereof times $65,000 and (B) all reimbursable expenses incurred but not billed CTA prior to the termination date. The Company will remit the amount set forth on such invoice to CTA within 30 days following receipt of the itemized invoice. The parties acknowledge that the Company's obligations under the second paragraph of section 4 above shall survive any termination of this Agreement.

         7. Indemnification. This Agreement will confirm that the Company agrees to indemnify and hold harmless CTA and its affiliates, the respective members, directors, officers and employees of CTA and its affiliates (as defined in the Securities Exchange Act of 1934, as amended) and each person, if any, controlling CTA or any of its affiliates (CTA and each such person and entity being referred to as an "Indemnified Person"), to the fullest extent legally permissible from and against any and all losses, claims, damages or liabilities or actions related to or arising out of this engagement or the role of CTA in connection herewith, and will pay (or,

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Globix Corporation
April 19, 2002
Page 4

if paid by an Indemnified Person, reimburse such Indemnified Person) for all fees and expenses (including, without limitation, reasonable attorneys' fees) incurred by such Indemnified Person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses which result from any compromise or settlement not approved by the Company or which result primarily from the fraud, willful misconduct or gross negligence of any Indemnified Person. The Company also agrees that no Indemnified Person shall have any liability to the Company for or in connection with this engagement, except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that results from the fraud, willful misconduct or gross negligence of the Indemnified Person. The foregoing agreement shall be in addition to any rights that either party may have at common law or otherwise, including, without limitation, any right to contribution.

         If any action or proceeding is brought against any Indemnified Person in respect of which indemnity may be sought against the Company pursuant hereto, or if any Indemnified Person receives notice from any potential litigant or a claimant which such person reasonable believes will result in the commencement of any such action or proceeding, such Indemnified Person shall promptly notify the Company in writing of the commencement of such action or proceeding, or of the existence of such claim. In case any such action or proceeding shall be brought against any Indemnified Person, the Company shall be entitled to participate in such action or proceeding with counsel of the Company's choice, or compromise or settle such action or proceeding, at its expense (in which case, the Company shall not thereafter be responsible for the fees and expenses of any separate counsel retained by such Indemnified Person); provided, however, that such counsel shall be satisfactory to the Indemnified Person in the exercise of its reasonable judgment.

         Notwithstanding the Company's election to assume the defense of such action or proceeding, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such action or proceeding, and the Company shall bear the reasonable fees, costs and expenses of such separate counsel (and shall pay such fees, costs and expenses, at least quarterly), if (i) the use of counsel chosen by the Company to represent such Indemnified Person would, in the written opinion of counsel to the Indemnified Person, present such counsel with a conflict of interest, (ii) the defendants in, or targets of, any such action or proceeding include both Indemnified Person(s) and the Company, and such Indemnified Person(s) shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Persons which are different from or additional to those available to the Company (in which case, the Company shall not have the right to direct the defense of such action or proceeding on behalf of the Indemnified Person), (iii) the Company shall not have employed counsel within twenty (20) business days after notice of the institution of such action or proceeding (or such shorter period if necessitated by the action); or (iv) the Company shall authorize such Indemnified Person to employ separate counsel at the Company expense; provided, however, that all such Indemnified Persons shall be limited to, and the Company's obligation hereunder to bear reasonable fees and expenses of separate counsel shall be satisfied by, the employment of one counsel for such action for all Indemnified Persons.

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Globix Corporation
April 19, 2002
Page 5

         In order to provide for just and equitable contribution, if a claim of indemnification hereunder is found unenforceable in a final judgment by a court of competent jurisdiction (not subject to further appeal), even though the express provisions hereof provide for indemnification in such case, then the Company and CTA shall contribute to the losses, claims, damages, judgments, liability or costs to which the Indemnified Person may be subject in accordance with the relative benefits received by, and the relative fault of, each in connection with the statements, acts or omissions which resulted in such losses, claims, damages, judgments, liabilities or costs. The parties agree that a pro rata allocation would be unfair. No person found liable for a fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, CTA shall not be obligated to contribute to any amount hereunder that exceeds the amount of fees previously received by CTA for its services to the Company under this Agreement.

         These indemnification provisions shall (i) remain operative and in full force and effect regardless of (A) any termination of this Agreement other than for fraud, willful misconduct or gross negligence, or (B) completion of the engagement by CTA; (ii) inure to the benefit of any successors, assigns, heirs or personal representatives of any Indemnified Person; and (iii) be in addition to any other rights that any Indemnified Person may have.

         8. Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and may not be modified, except in writing signed by both parties. This Agreement may be executed in counterparts, each of which shall constitute an original. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

         9. Survival. The provisions of section 4 relating to the Company's obligation in respect of CTA's fees and section 6 relating to indemnification shall survive any termination of this Agreement, in accordance with their terms.

         10. Binding Obligation; Choice of Law; Jurisdiction. Upon execution by both parties, this Agreement will constitute a legally binding agreement between the Company and CTA. The parties agree that the laws of the State of New York shall apply regarding the interpretation and enforcement of this Agreement. The jurisdiction and venue for all actions relating to this Agreement shall be the state and federal courts located in New York County, New York.

         11. Notices. All notices pursuant to this Agreement shall be in writing, and hand delivered or mailed by first class mail, postage prepaid, or sent via facsimile or overnight courier service to the attention of the person listed below and to the party intended as the recipient thereof at the address of such party set forth below, or at such other address or to the attention of such other person as such party shall have designated for such purpose in a written notice complying as to delivery with the terms of this Section.

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Globix Corporation
April 19, 2002
Page 6

               If to CTA:       Communication Technology Advisors LLC
                                18 Corporate Woods Boulevard, Third Floor
                                Albany, New York 12211
                                Fax: (518) 462-3045

               If to Globix:    Globix Corporation
                                139 Centre Street
                                New York, New York 10013
                                Attention: President and Chief Executive Officer
                                Fax: (212) 625-7306

         12. Failure by either party at any time to require performance by the other party or to claim a breach of any provision of this Agreement will not be construed as a waiver of any right accruing under this Agreement, nor affect any subsequent breach, nor affect the effectiveness of this Agreement or any part hereof, nor prejudice either party as regards any subsequent action.

         If this letter does agreeably set forth the terms and conditions of the subject matter hereof, please so indicate by signing a copy of this Agreement and returning it to CTA.

Very truly yours,

Communication Technology Advisors LLC

By:               /s/  Wayne Barr, Jr.
         -----------------------------------------------------
         Wayne Barr, Jr.
         Senior Vice President

Agreed to and accepted this 19/th/ day of April, 2002.

Globix Corporation

By:               /s/  Peter L. Herzig
         -----------------------------------------------------
         Name:  Peter L. Herzig
         Title: Chief Executive Officer